Exhibit 10.15

January 29, 2024

Smart for Life, Inc.

990 Biscayne Blvd., Suite 503

Miami, FL 33132

Attn: Darren Minton

Dear Darren:

Reference is made to that certain (i) 5% Secured Subordinated Promissory Note, dated as of July 29, 2022, issued by Smart for Life, Inc. (the “Company”) to RMB Industries, Inc. (“RMB”) in the initial principal amount of $967,500 (the “RMB Amortizing Note”) and (ii) 5% Secured Subordinated Promissory Note, dated as of July 29, 2022, issued the Company to RTB Childrens Trust (“RTB”) in the initial principal amount of $107,500 (the “RTB Amortizing Note” and together with the RMB Amortizing Note, the “Amortizing Notes”). The Amortizing Notes were issued pursuant to that certain Securities Purchase Agreement, dated March 14, 2022 and amended on July 29, 2022 (the “Securities Purchase Agreement”), by and among the Company, Ceautamed Worldwide, LLC (“Ceautamed”) and the sellers party thereto.

Concurrently herewith, the Company is entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Ceautamed, Wellness Watchers Global, LLC (“WWG”), Greens First Female, LLC (“GFF” and together with Ceautamed and WWG, the “Sellers”) and First Health FL LLC (“Purchaser”) pursuant to which, at the closing of the transactions contemplated by the Asset Purchase Agreement (the “APA Closing”), the Purchaser will purchase the Purchased Assets (as defined in the Asset Purchase Agreement) from the Sellers and assume the Assumed Liabilities (as defined in the Asset Purchase Agreement).

Effective as of, and subject to and conditioned upon, the APA Closing, RMB and RTB hereby (i) forgive and discharge the indebtedness evidenced by the Amortizing Notes, which Amortizing Notes shall be marked cancelled and (ii) forgive any conversion price floor guarantees made by the Company to RMB and RTB in respect of the Buyer Notes (as defined in the Securities Purchase Agreement).

This letter shall be effective solely upon, and subject to and conditioned upon, consummation of the APA Closing. This letter shall automatically terminate and be of no force and effect if the APA Closing has not occurred by February 15, 2024.

[signature page follows]

Very truly yours,

RTB Childrens Trust

By:	/s/ Ryan Benson
Name:	Ryan Benson
Title:	Authorized Signatory

RMB Industries, Inc.

By:	/s/ Ryan Benson
Name:	Ryan Benson
Title:	Authorized Signatory